EXHIBIT 10.36

FIRST AMENDMENT TO CREDIT AGREEMENT,

SECURITY AGREEMENT, AND WAIVER

THIS FIRST AMENDMENT TO CREDIT AGREEMENT, SECURITY AGREEMENT, AND WAIVER (this “Amendment”), dated as of November 29, 2004, entered into by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation (“WFF”), as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), and INFOCUS CORPORATION, an Oregon corporation (“Borrower”).

RECITALS

A.                                   Borrower and WFF, in its capacity as Agent and a Lender, previously entered into that certain Credit Agreement dated as of October 25, 2004 (the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower.  Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B.                                     Borrower and Agent (for the Lender Group and the Bank Product Provider) previously entered into that certain Security Agreement dated as of October 25, 2004 (the “Security Agreement”), pursuant to which Borrower granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, a first priority security interest in all of its Collateral, subject to the terms thereof.

C.                                     Borrower previously entered into that certain Credit Agreement, dated March 17, 2003 (as amended, supplemented, modified or waived from time to time, collectively, the “WF Credit Agreement”), with Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to which Wells Fargo has provided a letter of credit facility and made other financial accommodations available to Borrower.

D.                                    Borrower intends to enter into (i) a Security Agreement and an addendum thereto (the “WF Security Agreement”), with Wells Fargo, pursuant to which Borrower will grant a security interest to Wells Fargo pursuant to the terms thereof; (ii) a Securities Account Control Agreement  (the “WF Control Agreement”), with Wells Fargo and Wells Capital Management as the securities intermediary; and (iii) those other documents related to the WF Credit Agreement, the WF Control Agreement and the WF Security Agreement (collectively, the “WF Credit Documents”).

E.                                      The following Events of Default have occurred under the Credit Agreement (collectively, the “Known Existing Defaults”):

(a)                                  Borrower failed to timely deliver to Agent the list of Intellectual Property Licenses (as such term is defined in the Security Agreement) to be attached as Schedule 2 of the Security Agreement, pursuant to Section 3.2(b)(ii) of the Credit Agreement; and

(b)                                 Borrower failed to timely deliver to Agent a Collateral Access Agreement with respect to the location at UPS – SCS Logistics, 2200 Outer Loop Bldg., Louisville, Kentucky 40219-3565, in form and substance satisfactory to Agent, pursuant to Section 3.2(b)(iii) of the Credit Agreement.

F.                                      Borrower has requested that Agent and the Lender Group (i) waive the Known Existing Defaults, (ii) permit Borrower to grant the WF Security Interest, and (iii) amend the Credit Agreement on the terms and conditions set forth herein.

G.                                     Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s and Lender Group’s rights or remedies as set forth in the Credit Agreement is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Amendments to Credit Agreement.

(a)                                  The following definitions shall be added to Schedule 1.1 of the Credit Agreement:

 “‘WF Control Agreement’ means that certain Securities Account Control Agreement entered into by and among the Borrower, Wells Fargo and Wells Capital Management, as the securities intermediary, with respect to Borrower’s Securities Account number 15256000 at Wells Capital Management.

‘WF Credit Agreement’ means that certain Credit Agreement, dated as of March 17, 2003, entered into by and between Borrower and Wells Fargo, as amended, supplemented, waived or modified from time to time, in form and substance satisfactory to Agent.

 ‘WF Credit Documents’ means, collectively, the WF Credit Agreement, the WF Security Agreement, the WF Control Agreement, and any other document related thereto, each in form and substance satisfactory to Agent.

 ‘WF Security Agreement’ means that certain security agreement and an addendum thereto entered into by and between Borrower and Wells Fargo, as amended, supplemented, waived or modified from time to time, in form and substance satisfactory to Agent.

‘WF Security Interest’ means the security interest granted by the Borrower to Wells Fargo pursuant to the terms of the WF Credit Documents.”

(b)                                 The following shall be added to the definition of “Permitted Liens” as set forth in Schedule 1.1 of the Credit Agreement:

“(m)                         the Lien in favor of Wells Fargo consisting of the WF Security Interest.

2.                                       Amendments to Security Agreement.

(a)                                  Sections 5(d) and 5(e) of the Security Agreement shall be amended and restated in their entirety to read as follows:

“(d) This Agreement creates a valid security interest in the Collateral of each of Grantors, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations.  All filings and other actions necessary or desirable to perfect and protect the Security Interest in the Perfected Collateral have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor’s name on Schedule 8 attached hereto.  Upon the making of such filings, and subject to Permitted Liens, Agent shall have a first priority perfected security interest in the Perfected Collateral of each Grantor and shall have a first priority perfected security interest in the other Collateral to the extent such security interest can be perfected by the filing of a financing statement.”

“(e) (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than

Permitted Liens, of the Pledged Interests indicated on Schedule 4 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of such Grantor identified on Schedule 4 hereto as supplemented or modified by any Pledged Interests Addendum or any Supplement to this Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Related Property pledged by such Grantor to Agent as provided herein; (iv) all actions necessary or desirable to perfect, establish the first priority of (subject to Permitted Liens), or otherwise protect, Agent’s Liens in the Investment Related Property, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with Agent (or, with respect to any Pledged Interests created after the Closing Date, will deliver and deposit in accordance with Sections 6(a) and 8 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates.”

(b)                                 Section 8(b) of the Security Agreement shall be amended and restated in its entirety to read as follows:

“(b) With respect to any other Collateral, in the event (1) the parties hereto agree that the steps necessary to perfect and protect Agent’s security interest in such Collateral are reasonable or (2) a Triggering Event shall have occurred, each Grantor agrees that, subject to Section 5.15 of the Credit Agreement, from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent may request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.”

(c)                                  Section 8(c)(2) of the Security Agreement shall be amended and restated in its entirety to read as follows:

“(c)(2) Each Grantor authorizes Agent to file, transmit, or communicate, as applicable, financing statements and amendments describing the Collateral as “all personal property of debtor, except Excluded Collateral” or “all assets of debtor, except Excluded Collateral” or words of similar effect, in order to perfect Agent’s security interest in the Collateral (to the extent that Agent’s security interest in such Collateral can be perfected by filing) without such Grantor’s signature.  Each Grantor also hereby ratifies its authorization for Agent to have filed in any jurisdiction any financing statements filed prior to the date hereof.”

3.                                       Waiver of Known Existing Defaults.  The Lender Group hereby waives enforcement of its rights against Borrower arising from the Known Existing Defaults; provided, however, nothing herein shall be deemed a waiver with respect to any other failure of Borrower to comply fully with Section 3.2(b) of the Credit Agreement (as amended or modified by this Amendment).  This waiver shall be effective only for the specific defaults comprising the Know Existing Defaults, and in no event shall this waiver be deemed to be a waiver of enforcement of Lender Group’s  rights with respect to any other Defaults or Events of Default now existing or hereafter arising.  Nothing contained in this Amendment nor any communications between Borrower and Lender Group or Agent shall be a waiver of any rights or remedies Lender Group has or may have against Borrower, except as specifically provided herein.  Except as specifically provided herein, Agent and Lender Group hereby reserve and preserve all of their rights and remedies against Borrower under the Credit Agreement and the other Loan Documents.

4.                                       Release; Covenant Not to Sue.

(a)                                  Borrower hereby absolutely and unconditionally releases and forever discharges the Agent and the Lender Group, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  It is the intention of Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him might have materially affected his settlement with the debtor.”

Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(b)                                 Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by Borrower pursuant to the above release.  If Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

5.                                       Effectiveness of this Amendment.  Agent must have received the following items, in form and content acceptable to Agent, before this Amendment, and the waivers provided for herein, are effective.

(a)                                  Amendment; Acknowledgements and Releases.  This Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b)                                 Other Required Documentation.  Within 10 Business Days of the date hereof, copy of the fully executed WF Credit Documents, each in form and substance satisfactory to Agent, and all other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory.

6.                                       Representations and Warranties.  Borrower represents and warrants as follows:

(a)                                  Authority.  Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by Borrower of this Amendment have been duly approved by all necessary corporate action and no other corporate proceedings are necessary to consummate such transactions.

(b)                                 Enforceability.  This Amendment has been duly executed and delivered by Borrower.  This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, and is in full force and effect.

(c)                                  Representations and Warranties.  The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)                                 Due Execution.  The execution, delivery and performance of this Amendment are within the power of Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

(e)                                  No Default.  After giving effect to the waivers contained in this Amendment, no event has occurred and is continuing that constitutes an Event of Default.

7.                                       Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of New York governing contracts only to be performed in that State.

8.                                       Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

9.                                       Reference to and Effect on the Loan Documents.

(a)                                  Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b)                                 Except as specifically amended above, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Lender Group.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent  and Lender Group under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)                                 To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

10.                                 Ratification.  Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

11.                                 Estoppel.  To induce Agent and Lender Group to enter into this Amendment and to continue to make advances to Borrower under the Credit Agreement, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against any Lender with respect to the Obligations.

12.                                 Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

13.                                 Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

14.                                 Submission of Amendment.  The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or Lender Group to waive any of their rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

INFOCUS CORPORATION,
an Oregon corporation

By:
Name:
Title:

WELLS FARGO FOOTHILL, INC.,
a California corporation, as Agent and a Lender

By:
Name:
Title: